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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2005 (January 31, 2005)

Myogen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50438	84-1348020

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7575 West 103rd Avenue, Suite 102 Westminster, Colorado	80021

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 410-6666

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

     On January 27, 2005, we (“Myogen” or the “Company”) entered into the Third Amendment (the “Amendment”) to the License Agreement (Enoximone) with Aventis Pharmaceuticals Inc. (formerly Hoechst Marion Roussel, Inc., “Aventis”). The Amendment and its terms and conditions are subject to approval by the Commission des Communautes Europeennes (the “EU Commission”). Either party may terminate the Amendment if it is not approved by the EU Commission.

     Pursuant to the initial License Agreement, we obtained an exclusive worldwide license to develop and commercialize enoximone. In August 2004, Aventis and its affiliates were acquired by Sanofi-Synthelabo, a pharmaceutical company organized under the laws of France. In approving the acquisition, the EU Commission requested that Aventis divest certain rights related to enoximone specifically in the United Kingdom and Belgium. In order to effectuate this request, the parties entered into the Amendment.

     Pursuant to the Amendment, Aventis will divest its rights, including all royalty rights, to all forms of enoximone in the United Kingdom and Belgium. In conjunction with such divestiture, we have agreed to a modest increase in the royalty rates payable to Aventis with respect to the oral form of enoximone in European countries other than the United Kingdom and Belgium (the “Limited European Countries”). Royalties payable with respect to the intravenous formulation of enoximone (Perfan® I.V.) remain unchanged in the Limited European Countries and royalties payable with respect to all forms of enoximone remain unchanged in all countries other than the Limited European Countries.

     Subject to certain exceptions, we are obligated to pay royalties to Aventis based on net sales of enoximone for a period of ten (10) years, beginning with the first commercial sale on a country-by-country basis. Notwithstanding the foregoing, our obligation to pay royalties on the oral form of enoximone in the Limited European Countries will not commence until the second anniversary of the first product approval in any Limited European Country and such royalty obligations will continue for a period of ten (10) years from such anniversary date. In addition, if there is a claim of an issued and unexpired patent relating to an enoximone product in a country, our royalty obligations with respect to such product will generally be extended until the termination of such patent. The royalty rates payable on all forms of enoximone in all countries, other than with respect to Perfan® I.V. in the Limited European Countries, will vary depending upon certain regulatory exclusivity criteria and the existence of generic competition.

     The Amendment also provides for a change in the amount of sublicense, milestone and equity fees and payments, if any, that we are required to share with Aventis in connection with an enoximone sublicense or partnership arrangement. The initial license agreement required us to share a portion of such fees and payments in excess of a certain dollar threshold (the “Sublicense Sharing Threshold”). The Amendment provides for a material increase in the Sublicense Sharing Threshold.

     Neither party is required to make any upfront or future (other than royalty and sublicense pass through) payments in connection with the Amendment.

     We believe that the terms of the Amendment are generally favorable to Myogen and could result in aggregate savings to the Company in the event that the oral form of enoximone is commercialized in the Limited European Countries or, with respect to the increase in the Sublicense Sharing Threshold, we enter into a sublicense or partnership arrangement with respect to enoximone.

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     The Amendment will be filed as an exhibit to our Form 10-K for the year ending December 31, 2004.

     Enoximone, a type-III selective phosphodiesterase (PDE-III) inhibitor, is a positive inotropic agent that increases the force of contraction of the heart. The intravenous formulation of enoximone, Perfan® I.V., is used for the treatment of acute decompensated heart failure. We currently market Perfan® I.V. in eight European countries. We are evaluating enoximone capsules, the oral formulation of enoximone, for the long-term treatment of advanced chronic heart failure. ESSENTIAL I & II are our two pivotal Phase III trials of enoximone capsules in patients with chronic heart failure. In May 2004, we announced the completion of enrollment of 1,854 patients for these trials and in November 2004 we announced the completion of the treatment phase for these trials. We expect to report preliminary, top-line results for the trial mid-year 2005. If our clinical program is successful, enoximone capsules would be the first oral inhibitor of PDE-III to be commercialized for the treatment of chronic heart failure.

     Safe Harbor Statement; Forward Looking Statements. This report contains forward-looking statements that involve significant risks and uncertainties, including those discussed in this report and others that can be found in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2003, our Form S-3 filed on October 29, 2004 and in our periodic reports on Form 10-Q and Form 8-K. We are providing this information as of the date of this report and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

     We caution investors not to place undue reliance on the forward-looking statements contained in this report, including the projected financial benefits of the Amendment to the Company. No forward-looking statement can be guaranteed and actual events and results may differ materially from those projected. If our product candidates, including enoximone, do not meet the safety or efficacy endpoints in clinical evaluations, they will not receive regulatory approval and we will not be able to market them. Even if our product candidates meet the safety and efficacy endpoints, regulatory authorities may not approve them, or we may face post-approval problems that require the withdrawal of our product from the market. In addition, our results may be affected by our ability to successfully develop and market current and new products (including enoximone), difficulties or delays in our clinical trials, difficulties or delays in manufacturing our products, our effectiveness at managing our financial resources, and regulatory developments involving current and future products. Delays in clinical trials, whether caused by adverse events, patient enrollment rates, regulatory issues or other factors, could adversely affect our financial position and prospects. Results from earlier clinical trials are not necessarily predictive of future clinical results. Preliminary results may not be confirmed upon full analysis of the detailed results of a trial. If we are unable to raise additional capital when required or on acceptable terms, we may have to significantly delay, scale back or discontinue one or more of our drug development or discovery research programs. We are at an early stage of development and may not ever have any products that generate significant revenue.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated January 31, 2005

MYOGEN, INC.
By:	/s/ J. William Freytag
J. William Freytag
Its:	President and Chief Executive Officer

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